UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 6, 2017

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 17th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 309-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2017, the Board of Directors (the “Board”) of Hill International, Inc. (the “Company”), upon the recommendation of its Compensation Committee, authorized and approved the Company’s Key Employee Retention Bonus Plan (the “Plan”) and the form of Retention Agreement thereunder (the “Retention Agreement”) in order to motivate and reward certain employees to continue service to the Company.  The Plan designates one of the Company’s named executive officers, Mohammed Al Rais, as a participant.  The Plan and Retention Agreement provide that each participant will receive a specified cash bonus that will be paid upon the earlier of (i) the second anniversary of the participant’s executed agreement under the Plan, or (ii) if a Change of Control (as such term is defined in the Plan) occurs, upon the involuntary termination of the participant.

The foregoing summaries of the Plan and Retention Agreement do not purport to be complete and are qualified in their entirety by reference to the Plan and the Retention Agreement, copies of which are attached as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein in their entirety.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Hill International, Inc. Key Employee Retention Bonus Plan
10.2	Form of Retention Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ William H. Dengler, Jr.
	Name:	William H. Dengler, Jr.
Dated: June 9, 2017	Title:	Executive Vice President and General Counsel